Exhibit 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of November 8, 2012, by and between Tel-Instrument Electronics Corp., a New Jersey corporation with its headquarters located at One Branca Road, East Rutherford, NJ 07073 (the “Company”), and the subscriber identified on the signature page hereto (the “Subscriber”).

WHEREAS, the Company and Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) and/or Regulation D (“Regulation D”) promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Subscriber, and Subscriber shall purchase, in the aggregate, that number of shares of common stock, par value $.10 per share, of the Company (the “Common Stock”)  as is set forth on the signature page hereto (the “Shares”) at an aggregate purchase price (the “Purchase Price”) of Three and 35/100 United States Dollars (US$3.35) (the “Securities”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and Subscriber hereby agree as follows:

1.           Purchase and Sale.   Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to sell, assign, transfer and deliver to Subscriber, and Subscriber hereby agrees to purchase and accept delivery from the Company, the Shares free of all liens, pledges, mortgages, security interests, charges, restrictions, adverse claims or other encumbrances of any kind or nature whatsoever (“Encumbrances”), for the consideration specified herein (such consideration, on a per share basis, the “Share Price”).  The Subscriber shall have the right to participate in any issuance by the Company of any warrants occurring less than six months after the purchase and sale of the Common Stock hereunder (other than an Exempt Issuance as defined below), related to any prospective equity or indebtedness transaction, or a combination thereof (a “Subsequent Financing”), in an amount that would allow the Subscriber to maintain its percentage of beneficial ownership of the then-outstanding shares of the Common Stock on a fully-diluted basis (the “Participation Amount”), on the same terms, conditions and price provided for in the Subsequent Financing. “Exempt Issuance” means the issuance of: (i) warrants issued in the ordinary course of the business to an existing lender that is not related to a subsequent financing.

2.           Subscriber Representations and Warranties.  Subscriber hereby represents and warrants to and agrees with the Company that:

(a)           Standing of Subscriber.  If Subscriber is an entity, such Subscriber is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.  If Subscriber is a natural person, such Subscriber is not a minor and has the legal capacity to enter into this Agreement;

(b)           Authorization and Power.  Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares.  The execution, delivery and performance of this Agreement by Subscriber and, if Subscriber is an entity, the consummation by Subscriber of the transactions contemplated hereby have been duly authorized by all necessary company action, and no further consent or authorization of Subscriber, its board of directors or similar governing body, or stockholders is required, as applicable.  This Agreement has been duly authorized, executed and delivered by Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with the terms thereof;

(c)           No Conflicts.  If Subscriber is an entity, the execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not and will not result in a violation of Subscriber’s charter documents, bylaws or other organizational documents, as applicable;

(d)           Information on Subscriber.  Such Subscriber is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated by the Commission under the Securities Act and affirmed by Subscriber in the completed Purchaser Questionnaire attached hereto as Exhibit A, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Subscriber is able to bear the risk of such investment for an indefinite period and to afford a partial or complete loss thereof.  Subscriber is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended;

(e)           Purchase of Shares.  Subscriber will purchase the Shares for its own account for investment and not with a view toward, or for resale in connection with, the public sale or any distribution thereof in violation of the Securities Act or any applicable state securities law, and has no direct or indirect arrangement or understandings with any other person or entity to distribute or regarding the distribution of such Shares;

(f)           Compliance with Securities Act.   Subscriber understands and agrees that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities laws by reason of their issuance in a transaction that does not require registration under the Securities Act, and that such Shares must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration;

(g)           Legend.  The Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (REASONABLY ACCEPTABLE TO THE COMPANY), IN AN ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

(i)           Communication of Offer.  Subscriber has a preexisting personal or business relationship with the Company or one or more of its directors, officers or control persons, and the offer to sell the Shares was directly communicated to Subscriber by the Company.  At no time was Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer;

(i)           No Governmental Endorsement. Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Shares or the suitability of the investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares;

(j)           Receipt of Information.  Subscriber believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.  Subscriber further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company; and

(k)           No Market Manipulation.  Subscriber and Subscriber’s affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock, to facilitate the sale or resale of the Shares or affect the price at which the Shares may be issued or resold.

3.           Company Representations and Warranties.  The Company represents and warrants to, and agrees with, Subscriber that:

(a)           Due Incorporation.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b)           Authority; Enforceability.  This Agreement has been duly authorized, executed and delivered by the Company and is the valid and binding agreement of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity.  The Company has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations thereunder;

(c)           Capitalization and Additional Issuances.  The Company has authorized four million (4,000,000) shares of the Common Stock.  As of the date hereof, there are 2,795,549 shares of the Common Stock issued and outstanding.  All of the outstanding shares of the Common Stock are duly authorized and validly issued, fully paid and non-assessable and are not (and will not be) subject to preemptive or similar rights affecting the Common Stock.  As of the date hereof, except as described on Schedule 3(c) hereto, there are no (i) contracts to which the Company is a party obligating the Company to accelerate the vesting of any company equity award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events), (ii) outstanding securities of the Company convertible into or exchangeable for shares of the Common Stock, (iii) outstanding options, warrants or other agreements or commitments to acquire from the Company, or obligations of the Company to issue, shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company or (iv) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Company, being referred to collectively as “Company Securities”).  There are no outstanding contracts requiring the Company to repurchase, redeem or otherwise acquire any Company Securities and the Company is not a party to any voting agreement with respect to any Company Securities;

(d)           SEC Filings; Financial Statements; Absence of Undisclosed Liabilities.

                                           (i)           SEC Filings.  The Company has filed with the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since March 31, 2012 (the “Company SEC Documents”) and such Company SEC Documents when filed were true, correct and complete in all material respects.  As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Company SEC Documents complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder) and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents and did not, at the time it was filed (or, if amended, at the time (and taking into account the content) of such amendment), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

                                           (ii)           Financial Statements.  Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position of the Company at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC.  As of the date hereof, BDO, USA, LLP has not resigned or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure;

                                           (iii)           No Undisclosed Liabilities.  Neither the Company nor any of its subsidiaries has any liability, indebtedness or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP) (“Liability”) except for Liabilities that (a) are reflected or recorded on the Company’s most recent balance sheet included in the Company SEC Documents (including in the notes thereto but only to the extent it is reasonably apparent that the disclosure in such notes is of a Liability required to be reflected on a balance sheet prepared in accordance with GAAP) contained in the Company SEC Documents or (b) are current Liabilities (within the meaning of GAAP) which were incurred since the date of such balance sheet in the ordinary course of business consistent with past practice;

(e)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body having jurisdiction over the Company or of any other person is required for the execution by the Company of this Agreement and compliance and performance by the Company of its obligations hereunder, including, without limitation, the issuance of Shares and sale of the Shares;

(f)           No Violation or Conflict.  Neither the issuance and sale of the Shares nor the performance of the Company’s obligations under this Agreement will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (a) the charter or bylaws of the Company or (b) any decree, judgment, order or determination applicable to the Company of any court, governmental agency or body having jurisdiction over the Company or over the properties or assets of the Company or (c) any contract, agreement, instrument or undertaking to which the Company or any subsidiary is a party; or

(ii)           result in the creation or imposition of any lien, charge or encumbrance upon the Shares except in favor of Subscriber as described herein;

(g)           The Shares.  Upon issuance, the Shares:

(i)           shall be free and clear of any security interests, liens, claims or other Encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws;

(ii)           shall have been duly and validly issued, fully paid and non-assessable; and

(iii)           will not subject the holders thereof to personal liability by reason of being such holders;

(h)           Litigation.  There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation before or by any court, governmental agency or body having jurisdiction over the Company including, without limitation, any such that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under this Agreement.  Except as disclosed in Company SEC Documents, the Company has not, since March 31, 2012, been a party to any material litigation, arbitration or other proceeding;

(i)           No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person or entity acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares;

(j)           Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended; and

(k)           Listing and Maintenance Requirements.  The Company is, except as disclosed on Schedule 3(k) hereto, in compliance with the listing and maintenance requirements for continued listing or quotation of the Company Common Stock on the trading market on which the Company Common Stock is currently listed or quoted.  The issuance and sale of the Shares under this Agreement does not contravene the rules and regulations of the trading market on which the Company Common Stock is currently listed or quoted, and no approval of the stockholders of the Company is required for the Company to issue and deliver to the Subscribers the Shares contemplated by this Agreement.

4.           Broker’s Commission/Finder’s Fee.  Each party hereto represents to the other that there are no parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments in connection with the consummation of the transactions contemplated hereby.  Each party hereto agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of the indemnifying party’s actions.

5.           Covenants Regarding Indemnification.  Each party hereto agrees to indemnify, hold harmless, reimburse and defend the other party and the other party’s officers, directors, agents, counsel, affiliates, members, managers, control persons, and principal shareholders, as applicable, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the indemnified party or any such person which results, arises out of or is based upon (i) any breach of any representation or warranty by the indemnifying party in this Agreement or (ii) any breach or default in performance by the indemnifying party of any covenant or undertaking to be performed by the indemnifying party.

6.           Rule 144.  Pursuant to Rule 144 and subject to Section 7 hereof, each Subscriber acknowledges that before a Subscriber may sell any restricted securities in the marketplace, such Subscriber must hold them for at least six months.  The holding period begins when the securities were purchased and fully paid for by such subscriber.

7.           Reporting Status.  Until the date on which the Investors shall have sold all of the Registrable Securities (as defined below), the Company shall use its reasonable best efforts to timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act.

8.           Miscellaneous.

 (a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth on the signature pages hereto or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated on the signature page hereto (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

(b)           Entire Agreement; Assignment.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto.  Neither the Company nor Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.

(c)           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to principles of conflicts of laws. Any action brought by either party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New Jersey or in the federal courts located in the state of New Jersey.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties hereto agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

(e)           Severability. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(f)           Captions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

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SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

TEL-INSTRUMENTS ELECTRONICS CORP.
a New Jersey corporation

By:           [s] Jeffrey O’Hara
Name: Jeffrey O’Hara
Title:   President and Chief Executive Officer

Address:  One Branca Road
East Rutherford, NJ 07073
Facsimile No.:  (201) 933-7340

Dated: November 8, 2012

SUBSCRIBER
Name of Subscriber: [Subscriber]

Address:

Fax No.:

Taxpayer ID# (if applicable):

/s/ [Subscriber]
(Signature)
By:

Dated: November 8, 2012
Number of Shares: 149,534
Aggregate Purchase Price: $500,000.00 (No. Shares x purchase price per Share)

[Signature Page to Subscription Agreement]

Schedule 3(c)

The Company has a total of 400,992 stock options, warrants stock subscriptions, and warrants outstanding with a weighted average purchase price of approximately $5.33 per share.

Outstanding Stock Options
•	138,100 (Average Exercise Price of $5.41)

Outstanding Warrants
•	136,920 warrants at $6.70 under 9 year warrant, dated September 10, 2010
•	10,416 warrants at $6.70 under 5 year warrant, dated September 10, 2010
•	70,000 warrants at $3.35 under warrant expiring September 10, 2019, dated July 26, 2012

Outstanding Stock Subscriptions
•	55,556 shares at $3.60, expiring December 31, 2012. Expected to be exercised in conjunction with this equity fund raising

Schedule 3(k)

The Company is currently below the $4 million minimum net worth requirement for listing on the NYSE Amex stock exchange and has been placed on a watch list by the NYSE Amex.